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                                    [LETTERHEAD]

                                 February 28, 1997

                                                               OUR FILE NUMBER
                                                                  65-029-028

Metro Information Services, Inc.
Reflections II Building
200 Golden Oak Court, Suite 300
Virginia Beach, VA 23452

                 Re:  Metro Information Services, Inc.
                      Registration Statement on Form S-8 (Incentive Stock Option Plan)

Ladies and Gentlemen:

          We have acted as counsel to Metro Information Services, Inc. (the "Company") in connection with the registration by the Company of 770,000 shares (the "Shares") of its common stock, $.01 par value, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission concurrently herewith. The Shares are to be issued pursuant to the Company's 1997 Incentive Stock Option Plan (the "Plan").

          We have examined and relied on originals or copies, certified to our satisfaction, of (i) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, (ii) the Registration Statement and exhibits thereto and (iii) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, on representations or certificates of officers or directors of the Company and on documents, records and instruments furnished to us by the Company without independent verification of the accuracy of such representations, certificates, documents, records and instruments.


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[LETTERHEAD]

February 27, 1997
Page 2


          Based on the foregoing examination, we are of the opinion that the Shares have been duly authorized and, on the issuance of the Shares as contemplated by the Plan and the Registration Statement, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Clark & Stant, P.C.

                                             CLARK & STANT, P.C.